UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 26, 2013

Senesco Technologies, Inc.

 (Exact Name of Registrant as Specified in Charter)

Delaware	001-31326	84-1368850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

721 Route 202-206, Suite 130, Bridgewater, NJ	08807
(Address of Principal Executive Offices)	(Zip Code)

(908) 864-4444
(Registrant's telephone number, including area code)

___________________Not applicable_____________________ (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01 Entry into a Material Definitive Agreement.

In April 2013, Senesco Technologies, Inc. (the “Company”) was approached by certain investors requesting that the Company exchange certain five-year warrants issued by the Company in January 2013 (the “Warrants”) for shares (the “Warrant Shares”) of the common stock, par value $.01 per share, of the Company (the “Common Stock”).

On April 26, 2013, the Company completed an exchange (the “Exchange”) of Warrants to purchase 11,000,000 Warrant Shares for 5,500,000 shares of Common Stock pursuant to warrant exchange agreements (the “Warrant Exchange Agreements”) by and between the Company and certain holders of the Warrants (the “Warrant Holders”). Following the Exchange, Warrants to purchase 19,000,000 Warrant Shares remain outstanding.

Pursuant to the terms of the Warrant Exchange Agreements, the Company and each Warrant Holder agreed to exchange the Warrant held by such Warrant Holder for a number of shares of Common Stock equal to the product of (i) the number of Warrant Shares underlying the Warrant, multiplied by (ii) 0.50. The shares of the Company’s Common Stock were issued solely to former holders of the Warrants upon exchange pursuant to the exemption from registration provided under Section 3(a)(9) of the Securities Act of 1933, as amended. This exemption is available to the Company because the shares of the Company’s Common Stock were exchanged by the Company with its existing security holders with no commission or other remunerations being paid or given for soliciting such an exchange.

The Warrant Exchange Agreement is filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing is only a brief description of the material terms of the Warrant Exchange Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the exhibit.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Form of April 2013 Warrant Exchange Agreement.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SENESCO TECHNOLOGIES, INC.

Dated: May 1, 2013	By: /s/ Leslie J. Browne, Ph.D.
Name: Leslie J. Browne, Ph.D.
Title: President and Chief Executive Officer

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